News Release

Versum Materials Reports Strong Fiscal Fourth Quarter and Record Fiscal Year 2018 Financial Results
Initiates Fiscal Year 2019 Financial Outlook

Fiscal Fourth Quarter 2018 Financial Highlights Versus Fiscal Fourth Quarter 2017

•	Sales of $351 million, up 19%

•	Net Income of $54 million, or diluted EPS of $0.49

•	Adjusted EBITDA of $116 million, up 23%

•	Adjusted diluted earnings per share of $0.60, up 28%

Fiscal Year 2018 Financial Highlights Versus Fiscal Year 2017

•	Sales of $1,372 million, up 22%

•	Net Income of $198 million or diluted EPS of $1.80

•	Adjusted EBITDA of $445 million, up 20%

•	Advanced Materials innovation portfolio again delivered double-digit revenue growth

•	Delivery Systems & Services achieved record revenue and Adjusted EBITDA growth

•	Dividend raised twice, 60% increase since inception

Fiscal Year 2019 Guidance

•	Estimated Sales of $1,425 - $1,475 million, up 4% to 8% versus fiscal year 2018

•	Estimated Adjusted EBITDA of $475 - $495 million, up 7% to 11% versus fiscal year 2018

The results and guidance in this press release include Non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures.”

Tempe, Arizona, November 6, 2018 (Businesswire) - Versum Materials, Inc. (NYSE: VSM), a leading specialty materials and equipment supplier to the semiconductor industry, today reported results for the fiscal fourth quarter and year ended September 30, 2018.

Fiscal Fourth Quarter 2018 - Sales were $350.8 million, up 19% versus prior year quarter, primarily driven by continued robust volume growth in our Delivery Systems and Services ("DS&S") segment and strong volume growth in our Materials segment. Net Income was $53.9 million, or $0.49 per diluted share, up 20% versus prior year quarter, including one-time charges of $11.5 million, net of tax. Adjusted Net Income was $65.4 million, up 26% versus prior year quarter, or $0.60 per diluted share, up 28%. Adjusted EBITDA was $116.2 million up 23% versus prior year quarter, primarily due to the growth in volume.

Fiscal Year 2018 - Sales were $1,372.3 million, up 22% versus prior year. Our strong position with the top memory manufacturers drove solid volumes across all businesses. Net income was $197.5 million or $1.80 per diluted share and included one-time charges of $43.3 million related to the Tax Act, $15.8 million, net of tax, primarily related to separation, restructuring and cost reduction actions and $1.5 million, net of tax, for the write-off of financing costs. Adjusted Net Income was $258.1 million, up 23% versus prior year, or $2.35 per diluted share, up 22%. Adjusted EBITDA was $445.4 million, up 20% versus prior year, primarily due to equipment and installation activity in DS&S and strong volumes and margins in Advanced Materials.
The cash balance at year-end was $399.8 million with cash flows from operations of $278.3 million and cash used for capital spending of $115.4 million, including $28.7 million of capital spending related to restructuring activities.

Guillermo Novo, Versum Materials' President and Chief Executive Officer said “I am extremely proud of what our team accomplished during fiscal year 2018.   Both of our business segments achieved strong results and we reported record sales and

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adjusted net income, up 22 percent and 23 percent, respectively.  The fourth quarter represented our sixth consecutive record quarter for sales.  Equally important, we made great progress in advancing our strategic priorities which we expect will sustain our organic growth momentum.”

Fiscal Year 2019 Outlook

For fiscal year 2019, Versum Materials currently estimates sales of $1,425 to $1,475 million and Adjusted EBITDA of $475 to $495 million.

Regarding the fiscal 2019 outlook, Mr. Novo added “We are excited about the long-term prospects for semiconductor materials and expect another year of solid growth ahead in fiscal 2019.  Materials demand remains strong and innovation continues to be a core driver for our company.  In addition, we have a number of organic growth opportunities that are unique to us and we believe they will deliver outstanding returns for our customers and shareholders. We enter the year with a solid equipment order book and continue to expect our equipment business to outperform the underlying market.”

Table 1: Fiscal Fourth Quarter and Fiscal Year 2018 Financial Highlights

	Three Months Ended September 30,			Year Ended September 30,
	2018	2017	% Change	2018	2017	% Change
(In millions, except percentages and per share data)
Sales	$350.8	$294.5	19%	$1,372.3	$1,126.9	22%
Operating Income (A)	99.3	70.9	40%	374.0	300.6	24%
Net Income (A)	53.9	45.1	20%	197.5	193.3	2%
Net Income Margin	15.4%	15.3%	10 bps	14.4%	17.2%	(280) bps
Diluted Earnings Per Share (A)	0.49	0.41	20%	1.80	1.77	2%
Adjusted Net Income (A)	65.4	52.0	26%	258.1	209.2	23%
Adjusted Net Income Margin(A)	18.6%	17.7%	90 bps	18.8%	18.6%	20 bps
Adjusted Diluted Earnings Per Share (A)	0.60	0.47	28%	2.35	1.92	22%
Adjusted EBITDA (A)	116.2	94.6	23%	445.4	372.1	20%
Adjusted EBITDA Margin	33.1%	32.1%	100 bps	32.5%	33.0%	(50) bps

Cash Flows from Operations				278.3	262.5	6%
Capital Expenditures				115.4	64.0	80%

(A) - The fiscal fourth quarter and year ended September 30, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the last-in, first-out (“LIFO”) method to the first-in, first-out (“FIFO”) method.

Business Segment Results

Materials

Fiscal Fourth Quarter 2018 - Sales were $233.6 million, up 8% from the prior year quarter due to strong volume growth in both Advanced Materials and Process Materials. Our Planarization products continued to experience robust growth from memory market demand and new Process of Record (“POR”) wins. Memory demand also continued to drive strong volume growth in Advanced Deposition while Surface, Prep and Cleans benefited from strong demand in both legacy and new products. Process Materials volumes strengthened across most products, especially in Asia.

Operating income was $77.5 million, up 15% from the prior year quarter. Segment Adjusted EBITDA was $89.6 million, up 12% from the prior year quarter driven by strong volumes.

Fiscal Year 2018 - Sales were $885.6 million, up 7% from the prior year. This increase was driven by double-digit volume growth in Advanced Materials and high single-digit volume growth in Process Materials, partially offset by unfavorable Process Materials price/mix. Growth was broad-based from new products and legacy products in both memory and logic.

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Operating income was $286.5 million, up 4% from the prior year. Segment Adjusted EBITDA was $334.2 million, up 5% from the prior year. This increase was primarily due to strong volume growth across the segment, partially offset by Process Materials price/mix and higher costs to support our strategic initiatives. During the year, we completed productivity investments for key Process Materials products.

Delivery Systems & Services (DS&S)

Fiscal Fourth Quarter 2018 - Sales were $116.6 million, up 52% from the prior year quarter, driven by continued strong equipment and installation growth.

Operating income was $32.0 million, up 82% from the prior year quarter. Segment Adjusted EBITDA was $32.7 million, up 82% from the prior year quarter, due to strong sales.

Fiscal Year 2018 - Sales were $483.7 million, up 65% from the prior year, due to strong equipment and installation demand across all products and regions, especially in Korea and China.

Operating income was $135.5 million, up 89% from the prior year. Segment Adjusted EBITDA was $137.6 million, up 88% from the prior year, driven by robust demand and associated plant loading benefits.

Table 2: Segment Sales

	Three Months Ended September 30,			Year Ended September 30,
	2018	2017	% Change	2018	2017	% Change
(In millions, except percentages)
Materials	$233.6	$217.0	8%	$885.6	$829.7	7%
DS&S	116.6	76.5	52%	483.7	293.6	65%
Corporate	0.6	1.0	(40)%	3.0	3.6	(17)%
Total Versum Materials Sales	$350.8	$294.5	19%	$1,372.3	$1,126.9	22%

Table 3: Segment Operating Income to Segment Adjusted EBITDA

	Three Months Ended September 30,			Year Ended September 30,
	2018	2017	% Change	2018	2017	% Change
(In millions, except percentages)
Materials
Operating income (A)	$77.5	$67.6	15%	$286.5	$274.9	4%
Add: Depreciation and amortization	12.1	12.7	(5)%	47.7	43.1	11%
Segment Adjusted EBITDA (A)	$89.6	$80.3	12%	$334.2	$318.0	5%
Segment Adjusted EBITDA Margin(B)	38.4%	37.0%		37.7%	38.3%
DS&S
Operating income	$32.0	$17.6	82%	$135.5	$71.7	89%
Add: Depreciation and amortization	0.7	0.4	75%	2.1	1.4	50%
Segment Adjusted EBITDA	$32.7	$18.0	82%	$137.6	$73.1	88%
Segment Adjusted EBITDA Margin(B)	28.0%	23.5%		28.4%	24.9%
Corporate
Operating loss	$(6.3)	$(4.1)	54%	$(27.4)	$(20.5)	34%
Add: Depreciation and amortization	0.2	0.4	(50)%	1.0	1.5	(33)%
Segment Adjusted EBITDA	$(6.1)	$(3.7)	65%	$(26.4)	$(19.0)	39%

(A) - The fiscal fourth quarter and year ended September 30, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method.

(B) Segment Adjusted EBITDA margin is calculated by dividing Segment Adjusted EBITDA by sales.

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Table 4: Reconciliation of Segment Operating Income to Total Versum Materials Operating Income

	Three Months Ended September 30,			Year Ended September 30,
	2018	2017	% Change	2018	2017	% Change
(In millions, except percentages)
Materials (A)	$77.5	$67.6	15%	$286.5	$274.9	4%
DS&S	32.0	17.6	82%	135.5	71.7	89%
Corporate	(6.3)	(4.1)	54%	(27.4)	(20.5)	34%
Total Segment Operating Income (A)	103.2	81.1	27%	394.6	326.1	21%
Less: Business separation, restructuring and cost reduction actions	3.9	10.2	(62)%	20.6	25.5	(19)%
Total Versum Materials Operating Income (A)	$99.3	$70.9	40%	$374.0	$300.6	24%

(A) - The fiscal fourth quarter and year ended September 30, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method.

Annual Stockholder Meeting

Versum Materials will host its 2019 annual meeting of stockholders on Tuesday, January 29, 2019 at 9:00 a.m. Mountain Standard Time. The meeting will be held at the company’s offices located at 8555 South River Parkway, Tempe, Arizona 85284. The record date for the Annual Meeting is December 6, 2018.

Conference Call and Webcast Details

On Tuesday, November 6, 2018 at 4:30 pm Eastern Time, Versum Materials plans to host its conference call and webcast to discuss these results.

Investors may listen to the conference call live via telephone by dialing (877) 883-0383 (domestic) or (412) 902-6506 (international) and use the participant code 2289276.

An audio-only live webcast of the conference call and presentation materials can be accessed through the “Investors” section of Versum’s website at www.versummaterials.com. Presentation materials will be posted to the “Investors” section of the website prior to the call.

A replay of the conference call/webcast will be available under “Events & Presentations” on the “Investors” section of the Versum website.

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About Versum Materials

Versum Materials, Inc. (NYSE: VSM) is a leading global specialty materials company providing high-purity chemicals and gases, delivery systems, services and materials expertise to meet the evolving needs of the global semiconductor and display industries. Derived from the Latin word for “toward,” the name “Versum” communicates the company’s deep commitment to helping customers move toward the future by collaborating, innovating and creating cutting-edge solutions.
A global leader in technology, quality, safety and reliability, Versum Materials is one of the world’s leading suppliers of next generation CMP slurries, ultra-thin dielectric and metal film precursors, formulated cleans and etching products, and delivery equipment that has revolutionized the semiconductor industry. Versum reported fiscal year 2018 sales of about US$1.4 billion, has approximately 2,300 employees and operates fifteen manufacturing and seven research and development facilities in Asia and North America. It is headquartered in Tempe, Arizona. Versum Materials had operated for more than three decades as a division of Air Products and Chemicals, Inc. (NYSE: APD).
For additional information, please visit http://www.versummaterials.com.
Investor Inquiries:
Soohwan Kim, CFA, (602)-282-0957
VSMIR@versummaterials.com

Media Inquiries:
Tiffany Elle, (480)-282-6475
Tiffany.Elle@versummaterials.com

Non-GAAP Financial Measures: This earnings press release includes “non-GAAP financial measures,” including Adjusted Net Income, Adjusted Net Income Margin, Adjusted Diluted Earnings Per Share, Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted EBITDA margin, and Segment Adjusted EBITDA margin. Adjusted Net Income is net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including business separation, restructuring and cost reduction actions, net of tax, the write-off of financing costs, net of tax, and the impact of the Tax Act. Adjusted Diluted Earnings Per Share uses Adjusted Net Income but otherwise uses the same calculation used in arriving at diluted earnings per share, the most directly comparable GAAP financial measure. Adjusted EBITDA is net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including interest expense, the write-off of financing costs, income tax provision, depreciation and amortization expense, non-controlling interests, and business separation, restructuring and cost reduction actions. Segment Adjusted EBITDA is segment operating income excluding segment depreciation and amortization expense. Adjusted Net Income Margin, Adjusted EBITDA margin and Segment Adjusted EBITDA margin are calculated by dividing Adjusted Net Income, Adjusted EBITDA and Segment Adjusted EBITDA, respectively, by sales. In the accompanying tables, Versum Materials has provided reconciliations of net income to Adjusted EBITDA (see Appendix Table A-1), net income to Adjusted Net Income (see Appendix Table A-2), diluted EPS to Adjusted Diluted EPS (see Appendix A-3) and of segment operating income (loss) to Segment Adjusted EBITDA by Quarter (see Appendix Table A-5), in each case the most directly comparable GAAP financial measure. We encourage investors to read these reconciliations.

The presentation of these non-GAAP financial measures is intended to enhance the usefulness of financial information by providing measures which management uses internally to evaluate our operating performance. We use non-GAAP measures to assess our operating performance by excluding certain disclosed items that we believe are not representative of our underlying business. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors in our industry, to analyze underlying trends in our business and to establish operational budgets and forecasts or for incentive compensation purposes. We use Adjusted EBITDA to calculate performance-based cash bonuses. We use Segment Adjusted EBITDA as the primary measure to evaluate the ongoing performance of our business segments.

We believe non-GAAP financial measures provide security analysts, investors and other interested parties with meaningful information to understand our underlying operating results and to analyze financial and business trends; enables better comparison to peer companies; and allows us to provide a long-term strategic view of the business going forward. These non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures, and have limitations which include but are not limited to the following: (a) Adjusted Net Income and Adjusted EBITDA exclude expenses related to business separation, restructuring and cost reduction actions and the write-off of financing costs, each of which we do not consider to be representative of our underlying business operations, however, these disclosed items represent costs to Versum Materials; (b) Adjusted EBITDA is not intended to be a measure of cash available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements; (c) though not business operating costs, interest expense and income tax provision represent ongoing costs of Versum Materials; (d) depreciation and amortization charges represent the

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wear and tear or reduction in value of the plant, equipment, and intangible assets which permit us to manufacture and market our products; and (e) other companies may define non-GAAP measures differently than we do, limiting their usefulness as comparative measures. A reader may find any one or all of these items important in evaluating our performance. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. In evaluating these non-GAAP financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future.

A reconciliation of net income to Adjusted EBITDA as forecasted for 2019 is not provided. Versum Materials does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include restructuring and other income or charges to be incurred in 2019 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our forecasted effective tax rate. All of these components could significantly impact net income. Further, in the future, other items with similar characteristics to those currently included in Adjusted EBITDA that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact Adjusted EBITDA.

Forward-Looking Information: This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by references to future periods and include statements about our financial outlook or guidance; and statements about our anticipated growth, profitability and margins; our ability to compete successfully as a leading materials supplier to the semiconductor industry and obtain next generation node opportunities; and other matters. The words “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “forecast,” “guidance,” “outlook,” “opportunity” and similar expressions, among others, generally identify forward-looking statements, which are based on management’s reasonable expectations and assumptions as of the date the statements were made. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including without limitation the following: product supply versus demand imbalances in the semiconductor industry or in certain geographic markets may decrease the demand for our goods and services; our concentrated customer base; the dependence of our DS&S segment upon the capital expenditure cycles of our customers; our ability to continue technological innovation and successfully introduce new products to meet the evolving needs of our customers; our ability to protect and enforce our intellectual property rights and to avoid violating any third party intellectual property or technology rights; unexpected interruption of or shortages in our raw material supply; inability of sole source, limited source or qualified suppliers to deliver to us in a timely manner or at all; hazards associated with specialty chemical manufacturing, such as fires, explosions and accidents, could disrupt operations; increased competition and new product development by our competitors, changing customer needs and price increases in materials and components; operational, political and legal risks of our international operations; increased costs due to trade wars and the implementation of tariffs; the impact of changes in environmental and health and safety regulations, anticorruption enforcement, sanctions, import/export controls, tax and other legislation and regulations in the U.S. and other jurisdictions in which Versum Materials and its affiliates operate; our available cash and access to additional capital may be limited by substantial leverage and debt service obligations; possible liability for contamination, personal injury or third party impacts if hazardous materials are released into the environment; cyber security threats may compromise our data or disrupt our information technology applications or services; fluctuation of currency exchange rates; costs and outcomes of litigation or regulatory investigations; the timing, impact, and other uncertainties of future acquisitions or divestitures; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov or in materials incorporated therein by reference. Any forward-looking statement in this press release speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements.

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Versum Materials, Inc.
ANNUAL CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended September 30,			Year Ended September 30,
	2018	2017	% Change	2018	2017	% Change
(In millions, except percentages and per share data)
Sales	$350.8	$294.5	19%	$1,372.3	$1,126.9	22%
Cost of sales (A)	200.4	171.1	17%	788.1	636.4	24%
Selling and administrative	36.0	31.5	14%	143.1	125.7	14%
Research and development	12.9	12.0	8%	49.1	45.1	9%
Business separation, restructuring and cost reduction actions	3.9	10.2	(62)%	20.6	25.5	(19)%
Other (income) expense, net	(1.7)	(1.2)	42%	(2.6)	(6.4)	(59)%
Operating Income	99.3	70.9	40%	374.0	300.6	24%
Interest expense	12.6	12.4	2%	48.3	47.4	2%
Write-off of financing costs	—	—	NM	2.1	—	NM
Income Before Taxes	86.7	58.5	48%	323.6	253.2	28%
Income tax provision (A)	30.1	11.9	153%	118.9	53.0	124%
Net Income	56.6	46.6	21%	204.7	200.2	2%
Less: Net Income Attributable to Non-controlling Interests	2.7	1.5	80%	7.2	6.9	4%
Net Income Attributable to Versum	$53.9	$45.1	20%	$197.5	$193.3	2%
Net income attributable to Versum per common share:
Basic	$0.49	$0.41	20%	$1.81	$1.78	2%
Diluted (A)	$0.49	$0.41	20%	$1.80	$1.77	2%
Shares used in computing per common share amounts:
Basic	108.9	108.8	—%	108.9	108.7	—%
Diluted	109.8	109.6	—%	109.8	109.4	—%

(A) - The fiscal fourth quarter and year ended September 30, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method, which resulted in a decrease in Cost of sales of $0.8 million and $0.5 million for the fiscal fourth quarter and year ended September 30, 2017, respectively, an increase in the Income tax provision of $0.3 million and $0.2 million for the fiscal fourth quarter and year ended September 30, 2017, respectively, and an increase in Net income attributable to Versum per diluted common share of $0.01 per share for the year ended September 30, 2017.

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Versum Materials, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2018	September 30, 2017
(In millions)
Assets
Current Assets
Cash and cash items	$399.8	$271.4
Trade receivables, net	184.4	145.3
Inventories (A)	177.1	160.4
Contracts in progress, less progress billings	20.3	15.6
Prepaid expenses	13.6	12.2
Other current assets	17.9	10.8
Total Current Assets	813.1	615.7
Plant and equipment, net	405.1	330.3
Goodwill	183.0	182.6
Intangible assets, net	63.5	70.8
Other noncurrent assets	40.6	56.2
Total Non-Current Assets	692.2	639.9
Total Assets	$1,505.3	$1,255.6
Liabilities and Stockholders’ Deficit
Current Liabilities
Payables and accrued liabilities	$138.6	$120.8
Accrued income taxes	43.3	31.4
Current portion of long-term debt	5.8	5.8
Total Current Liabilities	187.7	158.0
Long-term debt	974.2	977.0
Noncurrent income tax payable	37.3	—
Deferred tax liabilities (A)	41.3	40.5
Other noncurrent liabilities	52.4	49.9
Total Non-Current Liabilities	1,105.2	1,067.4
Total Liabilities	1,292.9	1,225.4
Stockholders’ Equity (Deficit)
Common stock	109.0	108.8
Capital in excess of par	6.1	4.8
Retained earnings (accumulated deficit) (A)	81.6	(99.6)
Accumulated other comprehensive income (loss)	(18.2)	(18.4)
Total Versum’s Stockholders’ Equity (Deficit)	178.5	(4.4)
Non-Controlling Interests	33.9	34.6
Total Stockholders Equity	212.4	30.2
Total Liabilities and Stockholders’ Equity (Deficit)	$1,505.3	$1,255.6

(A) - Amounts have been recast as of September 30, 2017 to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method, which resulted in an increase in Inventories of $8.8 million, an increase in Deferred tax liabilities of $3.2 million and a decrease in the Accumulated deficit of $5.6 million.

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Versum Materials, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	September 30,
	2018	2017
(In millions)
Operating Activities
Net income	$204.7	$200.2
Less: Net income attributable to non-controlling interests	7.2	6.9
Net income attributable to Versum	197.5	193.3
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	50.8	46.0
Deferred income taxes	1.5	3.0
Gain on sale of assets	(0.3)	(2.0)
Share-based compensation	10.1	8.3
Other adjustments	21.1	5.9
Working capital changes that provided (used) cash:
Trade receivables	(42.2)	(16.3)
Inventories	(15.3)	(23.1)
Contracts in progress, less progress billings	(5.6)	4.4
Payables and accrued liabilities	14.8	16.5
Accrued income taxes	50.9	5.9
Other working capital	(5.0)	20.6
Cash Provided by Operating Activities	278.3	262.5
Investing Activities
Additions to plant and equipment	(115.4)	(64.0)
Proceeds from sale of assets and investments	1.4	3.6
Acquisition of business	—	(13.2)
Cash Used for Investing Activities	(114.0)	(73.6)
Financing Activities
Payments on long-term debt	(5.8)	(5.8)
Debt issuance costs	—	(1.7)
Dividends paid to shareholders	(24.0)	(10.9)
Dividends paid to non-controlling interests	(7.7)	(7.6)
Other financing activities	0.4	1.3
Cash Used for Financing Activities	(37.1)	(24.7)
Effect of Exchange Rate Changes on Cash	1.2	1.6
Increase in Cash and Cash Items	128.4	165.8
Cash and Cash items-Beginning of Year	271.4	105.6
Cash and Cash items-End of Period	$399.8	$271.4

(A) - Amounts have been recast for the year ended September 30, 2017 to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method, which resulted in an increase in net income of $0.3 million, an increase in net income attributable to Versum of $0.3 million, an increase in adjustments to deferred income taxes of $0.2 million and an increase in the use of working capital for inventory of $0.5 million. There was no impact on cash provided by operating activities.

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APPENDIX TABLE A-1: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended September 30,			Year Ended September 30,
	2018	2017	% Change	2018	2017	% Change
(In millions, except percentages)
Net Income Attributable to Versum (A)	$53.9	$45.1	20%	$197.5	$193.3	2%
Add: Interest expense	12.6	12.4	2%	48.3	47.4	2%
Add: Write-off of financing costs	—	—	NM	2.1	—	NM
Add: Income tax provision (A)	30.1	11.9	153%	118.9	53.0	124%
Add: Depreciation and amortization	13.0	13.5	(4)%	50.8	46.0	10%
Add: Non-controlling interests	2.7	1.5	80%	7.2	6.9	4%
Add: Business separation, restructuring and cost reduction actions	3.9	10.2	(62)%	20.6	25.5	(19)%
Adjusted EBITDA	$116.2	$94.6	23%	$445.4	$372.1	20%
Adjusted EBITDA Margin	33.1%	32.1%		32.5%	33.0%

(A) - The fiscal fourth quarter and year ended September 30, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method, which resulted in an increase in Net Income Attributable to Versum of $0.5 million and $0.3 million for the fiscal fourth quarter and year ended September 30, 2017, respectively, and an increase in the Income tax provision of $0.3 million and $0.2 million for the fiscal fourth quarter and year ended September 30, 2017, respectively.

APPENDIX TABLE A-2: RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended September 30,		Year Ended September 30,
	2018	2017	2018	2017
(In millions)
Net Income Attributable to Versum (A)	$53.9	$45.1	$197.5	$193.3
Add: Business separation, restructuring and cost reduction actions, net of tax (B)	2.8	6.9	15.8	15.9
Add: Write-off of financing costs, net of tax (B)	—	—	1.5	—
Add: Impact of Tax Act and other	8.7	—	43.3	—
Adjusted Net Income	$65.4	$52.0	$258.1	$209.2

(A) - The fiscal fourth quarter and year ended September 30, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method, which resulted in an increase in Net Income Attributable to Versum of $0.5 million and $0.3 million for the fiscal fourth quarter and year ended September 30, 2017, respectively.

(B) - See Appendix Table A-1 for amounts gross of tax

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APPENDIX TABLE A-3: RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS

	Three Months Ended September 30,		Year Ended September 30,
	2018	2017	2018	2017
(Per share data)
Diluted Earnings Per Share (A)	$0.49	$0.41	$1.80	$1.77
Add: Business separation, restructuring and cost reduction actions per diluted share	0.03	0.06	0.14	0.15
Add: Write-off of financing costs, net of tax	—	—	0.01	—
Add: Impact of Tax Act and other	0.08	—	0.40	—
Adjusted Diluted Earnings Per Share	$0.60	$0.47	$2.35	$1.92

(A) - The fiscal fourth quarter and year ended September 30, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method, which resulted in an increase in Net income attributable to Versum per diluted common share of $0.01 per share for the year ended September 30, 2017.

APPENDIX TABLE A-4: SALES BY SEGMENT

	For the Quarter Ended
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	Total
(In millions)
SALES
Materials	$214.6	$218.9	$218.5	$233.6	$885.6
DS&S	115.3	121.1	130.7	116.6	483.7
Corporate	0.9	0.7	0.8	0.6	3.0
Total Company Sales	$330.8	$340.7	$350.0	$350.8	$1,372.3

	For the Quarter Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	Total
(In millions)
SALES
Materials	$208.0	$198.3	$206.4	$217.0	$829.7
DS&S	61.9	71.7	83.5	76.5	293.6
Corporate	0.9	0.8	0.9	1.0	3.6
Total Company Sales	$270.8	$270.8	$290.8	$294.5	$1,126.9

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APPENDIX TABLE A-5: SEGMENT OPERATING INCOME TO SEGMENT ADJUSTED EBITDA BY QUARTER

	For the Quarter Ended
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	Total
(In millions, except percentages)
Materials
Operating income (A)	$66.0	$71.6	$71.4	$77.5	$286.5
Add: Depreciation and amortization	11.0	11.6	13.0	12.1	47.7
Segment Adjusted EBITDA (A)	$77.0	$83.2	$84.4	$89.6	$334.2
Segment Adjusted EBITDA margin(B)	35.9%	38.0%	38.6%	38.4%	37.7%
DS&S
Operating income	$33.4	$32.9	$37.2	$32.0	$135.5
Add: Depreciation and amortization	0.3	0.4	0.7	0.7	2.1
Segment Adjusted EBITDA	$33.7	$33.3	$37.9	$32.7	$137.6
Segment Adjusted EBITDA margin(B)	29.2%	27.5%	29.0%	28.0%	28.4%
Corporate
Operating loss	$(8.5)	$(6.9)	$(5.7)	$(6.3)	$(27.4)
Add: Depreciation and amortization	0.3	0.3	0.2	0.2	1.0
Segment Adjusted EBITDA	$(8.2)	$(6.6)	$(5.5)	$(6.1)	$(26.4)

Total Versum Materials Adjusted EBITDA	$102.5	$109.9	$116.8	$116.2	$445.4

	For the Quarter Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	Total
(In millions, except percentages)
Materials
Operating income (A)	$72.6	$65.1	$69.6	$67.6	$274.9
Add: Depreciation and amortization	10.2	10.1	10.1	12.7	43.1
Segment Adjusted EBITDA (A)	$82.8	$75.2	$79.7	$80.3	$318.0
Segment Adjusted EBITDA margin(B)	39.8%	37.9%	38.6%	37.0%	38.3%
DS&S
Operating income	$12.4	$17.7	$24.0	$17.6	$71.7
Add: Depreciation and amortization	0.3	0.4	0.3	0.4	1.4
Segment Adjusted EBITDA	$12.7	$18.1	$24.3	$18.0	$73.1
Segment Adjusted EBITDA margin(B)	20.5%	25.2%	29.1%	23.5%	24.9%
Corporate
Operating loss	$(3.0)	$(6.8)	$(6.6)	$(4.1)	$(20.5)
Add: Depreciation and amortization	0.4	0.4	0.3	0.4	1.5
Segment Adjusted EBITDA	$(2.6)	$(6.4)	$(6.3)	$(3.7)	$(19.0)

Total Versum Materials Adjusted EBITDA	$92.9	$86.9	$97.7	$94.6	$372.1
(A) - The fiscal first quarter ended December 31, 2017 and 2016 and the fiscal fourth quarter and year ended September 30, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method. This resulted in an increase in operating income for the materials segment by $0.2 million for the fiscal first quarter ended December 31, 2017. In addition, Materials operating income for the fiscal first quarter ended December 31, 2016 decreased $0.3 million. Materials operating income for the fiscal fourth quarter ended September 30, 2017 increased by $0.8 million resulting in an increase to Materials operating income for the year ended September 30, 2017 of $0.5 million.

(B) - Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by sales.

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APPENDIX TABLE A-6: CONSOLIDATED AND SEGMENT SALES MAJOR FACTORS

Versum Materials Total

	Three Months Ended September 30, 2018	Year Ended September 30, 2018
Sales
Volume	20%	24%
Price/Mix	(1)%	(3)%
Currency	—%	1%
Versum Materials Sales Change	19%	22%

Materials Segment

	Three Months Ended September 30, 2018	Year Ended September 30, 2018
Sales
Volume	9%	10%
Price/Mix	(1)%	(4)%
Currency	—%	1%
Materials Sales Change	8%	7%

DS&S Segment

	Three Months Ended September 30, 2018	Year Ended September 30, 2018
Sales
Volume	52%	63%
Price/Mix	—%	—%
Currency	—%	2%
DS&S Sales Change	52%	65%

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APPENDIX TABLE A-7: QUARTERLY FISCAL YEAR 2018 CONSOLIDATED INCOME STATEMENT

	For the Quarter Ended
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	Total
(In millions, except per share data)
Sales	$330.8	$340.7	$350.0	$350.8	$1,372.3
Cost of sales (A)	191.4	195.9	200.4	200.4	788.1
Selling and administrative	35.3	36.6	35.2	36.0	143.1
Research and development	12.7	11.1	12.4	12.9	49.1
Business separation, restructuring and cost reduction actions	1.8	8.2	6.7	3.9	20.6
Other (income) expense, net	0.5	(0.5)	(0.9)	(1.7)	(2.6)
Operating Income	89.1	89.4	96.2	99.3	374.0
Interest expense	11.3	11.9	12.5	12.6	48.3
Write-off of financing costs	2.1	—	—	—	2.1
Income Before Taxes	75.7	77.5	83.7	86.7	323.6
Income tax provision (A)	55.0	14.2	19.6	30.1	118.9
Net Income	20.7	63.3	64.1	56.6	204.7
Less: Net Income Attributable to Non-controlling Interests	2.0	1.7	0.8	2.7	7.2
Net Income Attributable to Versum	$18.7	$61.6	$63.3	$53.9	$197.5
Net income attributable to Versum per common share:
Basic	$0.17	$0.57	$0.58	$0.49	$1.81
Diluted	$0.17	$0.56	$0.58	$0.49	$1.80
Shares used in computing per common share amounts:
Basic	108.9	108.9	108.9	108.9	108.9
Diluted	109.7	109.7	109.8	109.8	109.8

(A) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method, which resulted in a decrease in cost of sales of $0.2 million and an increase in the Income tax provision of $0.1 million.

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